Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254884

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 9, 2021)

F-star Therapeutics, Inc.

9,285,715 Shares of Common Stock

We are offering 9,285,715 shares of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FSTX.” On May 6, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $8.87 per share.

Investing in our securities involves a high degree of risk. These risks are described under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$7.00	$65,000,005
Underwriting discounts and commissions(1)	$0.42	$3,900,000
Proceeds, before expenses, to us	$6.58	$61,100,005

(1)

We have agreed to reimburse the underwriters up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering. See “Underwriting.”

We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,392,857 shares of our common stock at the public offering price, less the underwriting discounts and commissions. See “Underwriting” for more information.

The underwriters expect to deliver the shares of common stock to investors on or about May 11, 2021.

Sole Bookrunning Manager

SVB Leerink

Lead Manager

Oppenheimer & Co.

Co-Manager

H.C. Wainwright & Co.

The date of this prospectus supplement is May 6, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $125.0 million, of which this offering is a part.

This prospectus supplement and the accompanying prospectus relate to an offering of shares of our common stock. Before buying any shares of our common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of shares of our common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

For investors outside the United States: Neither we, nor the underwriters, have done anything that would permit this offering or possession or distribution of this prospectus supplement or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe any restrictions relating to, this offering and the distribution of this prospectus supplement and the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement are the property of their respective owners.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus, or any related free writing prospectus.

Unless the context otherwise requires, “F-star,” “FSTX,” “the Company,” “we,” “us,” “our” and similar terms refer to F-star Therapeutics, Inc. and our subsidiaries.

PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement. We urge you to read this entire prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About F-star Therapeutics, Inc.

We are a clinical-stage biopharmaceutical company dedicated to developing next generation immunotherapies to transform the lives of patients with cancer. Our goal is to offer patients better and more durable benefits than currently available immuno-oncology treatments by developing medicines that seek to block tumor immune evasion. Through our proprietary tetravalent, bispecific natural antibody (mAb²™) format, our mission is to generate highly differentiated medicines with monoclonal antibody-like manufacturability, good safety and tolerability. With four distinct binding sites in a natural human antibody format, we believe our proprietary technology will overcome many of the challenges facing current immuno-oncology therapies, due to the strong pharmacology enabled by tetravalent bispecific binding. In 2020, combined sales of current immuno-oncology therapies were estimated to be approximately $30 billion. Despite the commercial success of currently approved immuno-oncology products, only approximately 20% of patients realize a long-lasting benefit from these treatments, leaving a large, unserved patient population without effective treatment options.

We believe the novel tetravalent and natural human antibody formats of our mAb2 bispecific antibodies have the potential to focus immune activation to enhance efficacy and reduce systemic toxicities.

The key elements of our strategy include:

•

Rapidly accelerating the clinical development of our three novel mAb[2] product candidates and novel cyclic dinucleotide, SB 11285, to treat a range of advanced cancers. We believe our mAb[2] product candidates represent potentially best-in-class immuno-oncology therapies that address a variety of patients with cancer inadequately treated with existing therapies. We believe FS118, which is being evaluated in a proof of concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients, has the potential to provide significant clinical benefit through its dual-checkpoint inhibitor targets (LAG-3 and PD-L1). In addition to FS118, we are currently evaluating FS120, FS222 and SB 11285 for safety, tolerability and efficacy in Phase 1 clinical trials in patients with advanced cancers with the potential to address multiple immune evasion pathways that limit the effect of current immuno-oncology therapies.

•

Initially focusing our development strategy on tumors where checkpoint inhibitors are currently utilized but are poor long-term treatment options, and then subsequently broadening to other tumor types and potentially, first-line therapies. Our early-stage clinical trials include or will include a broad range of tumor types to evaluate safety, tolerability and dosing, as well as early signals of efficacy. Following these early-stage clinical trials, we intend to employ a patient selection strategy, using biomarkers to focus further development on targeted patient subsets. These subsets are expected to include patients with high cancer target co-expression and/or resistance to current checkpoint therapies. We believe our mAb[2] bispecific antibodies and SB 11285 may also ultimately deliver therapeutic benefit in a broader range of tumors, expanding beyond the initial indications we may pursue. We believe our development strategy best serves the patient, can be efficiently pursued by our organization and, has the potential to lead to a rapid development strategy and regulatory pathway to market. For example, we have identified several tumor types which have a strong fit with the potential FS118 mechanism of action, including appropriate target expression, that would be candidates for accelerated approval pathways.

•

Leveraging the transformational potential of our modular antibody technology platform to create a leading immuno-oncology pipeline of differentiated clinical assets capable of improving patient outcomes. Our proprietary mAb[2] bispecific antibodies have a number of potential advantages, compared to other modalities, resulting from their novel tetravalent and natural human antibody formats, which we believe will result in improved efficacy, minimized toxicity and simplified manufacturability. We believe our technology has the potential to be matched with any antibody domain in a modular “plug-and-play” approach to further expand our innovative pipeline of mAb[2] product candidates. We believe these benefits provide multiple opportunities to consistently generate clinical candidates that could potentially address the needs of patients who are without adequate therapeutic options.

•

Leveraging and continuing to build our extensive intellectual property portfolio in order to protect our dominant position in mAb[2] bispecific antibodies and our STING agonist program. We have built an extensive patent portfolio around our mAb[2] technology and product pipeline. In addition, we have STING pathway-related filings, including those of a patent family relating to the composition of matter of the STING agonist SB 11285. This patent estate relates to our mAb[2] bispecific format and STING agonist program and aims to provide us with robust intellectual property exclusivity and prohibit use of our technology by third parties. We intend to continue to seek additional patent protection as we develop additional novel mAb[2] product candidates.

We have collaborative partnerships with Ares Trading S.A., an affiliate of Merck KGaA, Darmstadt, Germany, and Denali Therapeutics Inc., which enable us to further validate our technological approach. Since inception, the F-star entities which have entered into collaborations, which are F-star Alpha Limited, F-star Beta Limited, F-star Biotechnology Limited and F-star Delta Limited, have collectively generated over $167 million in revenue to date, $90 million of which has been included in the cumulative equity of the Company. We believe that these partnerships will provide both continued validation and ongoing revenue as we continue to advance our proprietary pipeline.

We are led by a team of highly experienced executives, clinicians, scientists and advisors with notable expertise in antibody research, immuno-oncology, antibody manufacturing and clinical development. Our team has spent over a decade developing our proprietary mAb2 technology into a robust drug discovery platform. Our team has collectively worked on the development of 20 marketed products and has worked at companies including AstraZeneca, BMS, Celgene Corporation, Domantis Ltd., Eli Lilly, GSK, Immunocore Ltd. and Pfizer Inc.

Our Pipeline

FS118

Our most advanced product candidate, FS118, is currently being evaluated in a proof-of-concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients. FS118 is a tetravalent mAb2 bispecific antibody targeting two receptors, PD-L1 and LAG-3, both of which are established pivotal targets in immuno-oncology. Phase 1 data from 43 heavily pre-treated patients with advanced cancer, who have failed PD-1/PD-L1 therapy, showed that administration of FS118 was well-tolerated with no dose limiting toxicities up to 20/mg/kg. In addition, a disease control rate (“DCR”), defined as either a complete response, partial response or stable disease, of 49% was observed in 39 evaluable patients receiving dose levels of FS118 at 1 mg/kg or greater. In acquired resistance patients, DCR was 59% (16 out of 27 patients) and long-term (greater than six months) disease control was observed in six of these patients. We expect to provide an update from the proof-of-concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients in H1 2022.

FS120

We initiated a Phase 1 clinical trial for FS120 in patients with advanced cancers in late 2020. FS120 is a first-in-class dual agonist bispecific antibody, an antibody that stimulates two immune activating pathways, which we believe has the potential to overcome cancer resistance by simultaneously targeting CD137 (4-1BB) and OX40, two receptors present on the surface of tumor-infiltrating lymphocytes. Unlike checkpoint inhibitors, the mechanism of action of FS120 is designed to trigger a positive signal that enhances multiple mechanisms essential for killing tumor cells. FS120 has a natural human antibody format. It is engineered to abrogate Fc gamma receptor binding and effector activity, which we believe provides increased specificity and superior performance while reducing toxicity through engineered conditional, crosslink-dependent activation upon binding to both CD137 and OX40. We expect to enroll up to 70 patients in a Phase 1 dose escalation clinical trial to assess the safety, tolerability and efficacy of FS120 in patients with advanced malignancies and include those patients who have high co-expression of CD137 and OX40. We expect to provide an update on study progress in mid-2021.

FS222

The third bispecific program from our proprietary platform, FS222, began a Phase 1 clinical trial for FS222 in patients with advanced cancers in late 2020. FS222 has the potential to provide clinical benefit through multiple mechanisms based on its tetravalency. These include: (1) blocking the PD-1/PD-L1 immunosuppressive pathway and (2) conditionally clustering and crosslinking CD137 receptors, resulting in activation of CD137 in a PD-L1-dependent manner. We believe this dual mechanism of action could lead to strong anti-tumor activity of FS222 including benefits in cancers with low PD-L1 expression. Our preclinical data shows that FS222 has the potential to be more effective than a combination of traditional PD-L1 and CD137 antibodies. FS222 has been designed with specific mutations to make its activity independent of binding to Fc gamma receptors. PD-L1 is frequently highly expressed on cells within cancer tissue compared to non-cancer tissue. Therefore, we believe this will make FS222 immune activation conditional within cancer tissue, limit potential systemic toxicities and lead to safety benefits. We expect to initiate a Phase 1 expansion cohort to measure pharmacokinetic (PK)/ pharmacodynamic (PD) for FS222 in Q4 2021.

SB 11285

In addition to the mAb2 product candidates, we are evaluating SB 11285 in a Phase 1 clinical trial as an intravenously (IV) administered monotherapy, and in combination with an anti-PD-L1 antibody, in patients with advanced cancers. SB 11285 is a next generation cyclic dinucleotide-based STING agonist with efficient cellular uptake. We believe that SB 11285 has the potential to produce anti-tumor activity by inducing interferon pathways and activating the innate and, indirectly, the adaptive immune system. We believe combining SB 11285 with PD-L1 therapy will further enhance anti-tumor activity. SB 11285 has been designed to allow IV administration which we believe will increase its applicability to treat a wide variety of advanced cancers. We expect to report an update on the trial in mid-2021.

Our Platform

We leverage our proprietary mAb2 technology to build our portfolio of wholly-owned immuno-oncology mAb2 product candidates and have generated a panel of early stage Fcab building blocks against a range of targets with the potential to go beyond immuno-oncology. These Fcab building blocks have been used to generate not only bispecific antibodies but also trispecific antibodies. We have over 230 granted patents and over 150 pending applications relating to our mAb2 technology and our product pipeline. We believe we have a leading position in mAb2 bispecific antibody development, and third parties are prohibited from utilizing our mAb2 technology without obtaining a license from us.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-29 of this prospectus supplement.

Impact of COVID-19

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has been evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures.

We continue to closely monitor the impact of the COVID-19 pandemic on all aspects of the business, including how it will impact operations and the operations of customers, vendors, and business partners. We took action in April 2020 to temporarily furlough some of our workforce, and were reimbursed for $0.5 million by the Coronavirus Job Retention Scheme in the UK. We did see approximately a three-to-six-month delay in the operationalization of our clinical trials for FS118, FS120, FS222 and SB 11285. The extent to which COVID-19 impacts our future business, results of operation and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, such as the continued duration of the outbreak, new information that may emerge concerning the severity or other strains of COVID-19 or the effectiveness of actions to contain COVID-19 or treat its impact, among others. If we or any of the third parties with which we engage, however, were to experience shutdowns or other business disruptions, the ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on business, results of operation and financial condition. The estimates of the impact on our business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national, and international markets.

Our Corporate Information

We were incorporated under the laws of the Commonwealth of Massachusetts as Spring Bank Technologies, Inc. on October 7, 2002. On May 12, 2008, we filed a certificate of incorporation in the State of Delaware and changed our state of incorporation to Delaware and our name to Spring Bank Pharmaceuticals, Inc. On November 20, 2020, we completed our business combination (the “Transaction”) with F-star Therapeutics Limited, in accordance with the terms of the Share Exchange Agreement, dated as of July 29, 2020, by and among the Company, F-star Therapeutics Limited and the holders of issued shares in the capital stock of F-star Therapeutics Limited and the holders of convertible notes of F-star Therapeutics Limited each as set forth therein. Upon the consummation of the Transaction, on November 20, 2020, we filed a certificate of amendment to the restated certificate of incorporation in the State of Delaware and changed our name to F-star Therapeutics, Inc. Our principal executive offices are located at Eddeva B920 Babraham Research Campus Cambridge, United Kingdom CB22 3AT and our telephone number is 44-1223-497400. Our website address is www.f-star.com.

THE OFFERING

Common stock offered by us	9,285,715 shares

Underwriters’ option to purchase additional shares	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to an additional 1,392,857 shares of common stock at the public offering price less the underwriting discounts and commissions.

Common stock to be outstanding immediately after this offering	18,385,832 shares (or 19,778,689 shares if the underwriters exercise their option to purchase additional shares in full).

Use of proceeds	We currently intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, acquisitions, should we choose to pursue any, and collaborations. See the section titled “Use of Proceeds” on page S-12 of this prospectus supplement.

Risk factors	See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-8 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference herein and therein for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

Nasdaq Capital Market Symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol “FSTX.”

The number of shares of our common stock that will be outstanding immediately after this offering as shown above is based on 9,100,117 shares of our common stock issued and outstanding as of December 31, 2020. The number of shares outstanding as of December 31, 2020, unless otherwise indicated, excludes, each of the following as of December 31, 2020:

•	603,348 shares issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $2.94 per share;

•	678,949 shares reserved for issuance under the Amended and Restated 2015 Stock Incentive Plan as of December 31, 2020;

•	27,542 shares reserved for issuance under our 2019 Equity Incentive Plan as of December 31, 2020; and

•	144,384 shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted average exercise price of $28.22 per share.

In addition, since December 31, 2020, we have issued 979,843 shares of our common stock pursuant to the Sales Agreement, dated as of March 30, 2021, with SVB Leerink LLC, or the Sales Agreement.

Except as otherwise indicated, all share and per share amounts included in this prospectus supplement assume no exercise of outstanding stock options or warrants, each as described above.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, as well as in any of our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated by reference herein in their entirety and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you are relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds will be used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for F-star.

Purchasers will experience immediate dilution in the book value of the securities purchased in the offering.

If you purchase securities in this offering, you will incur immediate and substantial dilution in the as adjusted net tangible book value of the common stock that you purchase of $3.65 per share based on the public offering price of $7.00 per share of common stock and based on the net tangible book value of our common stock as of December 31, 2020, because the price that you pay will be substantially greater than the net tangible book value per share of the shares of common stock that you acquire. You will experience additional dilution upon the exercise of any options, including those options currently outstanding and those granted in the future, and the issuance of restricted stock or other equity awards under our stock incentive plans.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our shares of common stock at prices that may not be the same as the prices per share in this offering. Whether we choose to effect future sales of our common stock or other securities convertible into or exchangeable for our shares of common stock will depend upon a variety of factors, including, among others, market conditions and the trading price of our common stock relative to other sources of capital. The issuance from time to time of these new shares of common stock in other equity offerings, or the perception that such sales may occur, could have the effect of depressing the market price of our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. In addition, the sale of substantial amounts of our common stock could adversely impact its price. The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference herein, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, titled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement, accompanying prospectus and the other documents or reports incorporated by reference herein and therein, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our intended use of the net proceeds from offerings of our securities under this prospectus supplement and accompanying prospectus;

•	specific product candidates listed herein or potential product candidates;

•	the initiation, timing, progress and results of, including interim data from, our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	the timing or likelihood of regulatory filings and approvals;

•

the direct and indirect impact of the COVID-19 pandemic on our business operations and financial condition, including manufacturing, research and development costs, clinical trials, regulatory processes and employee expenses;

•	the commercialization, pricing, coverage and reimbursement of our product candidates, if approved;

•	our ability to protect and defend our intellectual property position and our reliance on third-party licensors;

•	preclinical results being predictive of clinical trial results;

•	our ability to obtain additional patent protection for our product and product candidates;

•	our projected rates of patient enrollment;

•	collaboration synergies;

•	expected financial results and/or guidance;

•	our approach to bispecifics;

•	our ability to enter into strategic arrangements and/or collaborations and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expected participation and presentation at upcoming medical conferences;

•	our listing on the Nasdaq Capital Market;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	our ownership structure and our cash resources;

•	strategy;

•	future operations;

•	prospects;

•	plans and objectives of management; and

•	the implementation of our business model, strategic plans for our business and product candidates generally.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You should refer to the section titled “Risk Factors” of this prospectus supplement and in our other filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent Quarterly Reports on Form 10-Q, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus supplement or the documents we have filed with the SEC that are incorporated herein by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement, accompanying prospectus or in any document incorporated herein or therein by reference might not occur.

Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement, accompanying prospectus or the document incorporated by reference herein or therein. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $60.8 million (or approximately $70.0 million if the underwriters’ option to purchase additional shares is exercised in full) from the sale of the shares of common stock offered by us in this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our clinical trials and other development efforts and other factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein, as well as the amount of cash used in our operations. As a result, our management will have broad discretion in applying the net proceeds from this offering.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2020:

•	on an actual basis; and

•

on an as adjusted basis, giving effect to the sale of 9,285,715 shares of common stock by us in this offering for aggregate net proceeds of $60.8 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	As of December 31, 2020
	Actual	As Adjusted
	($ in thousands, except share and per share data)
Cash and cash equivalents	$18,526	$79,364

Stockholders’ equity:
Common Stock, $0.0001 par value; 200,000,000 shares authorized; 9,100,117 shares issued and outstanding, actual; 18,385,832 shares issued and outstanding, as adjusted	1	2
Preferred stock, $0.0001 par value; authorized; 10,000,000 shares; zero issued and outstanding, actual; zero shares issued and outstanding, as adjusted	—	—
Preferred stock, $0.00759446 par value; unlimited authorized; 103,611 shares issued and outstanding, actual; 103,611 shares issued and outstanding, as adjusted	—	—
Preferred stock, $0.00759446 par value; unlimited authorized; 1,441,418 shares issued and outstanding, actual; 1,441,418 shares issued and outstanding, as adjusted	—	—
Additional paid-in-capital	91,238	152,075
Accumulated other comprehensive loss	(1,077)	(1,077)
Accumulated deficit	(47,168)	(47,168)

Total stockholders’ equity	42,994	103,832

Total capitalization	$42,994	$103,832

The table above is based on 9,100,117 shares of our common stock issued and outstanding as of December 31, 2020. The number of shares outstanding as of December 31, 2020, unless otherwise indicated, excludes each of the following as of December 31, 2020:

•	603,348 shares issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $2.94 per share;

•	678,949 shares reserved for issuance under the Amended and Restated 2015 Stock Incentive Plan as of December 31, 2020;

•	27,542 shares reserved for issuance under our 2019 Equity Incentive Plan as of December 31, 2020; and

•	144,384 shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted average exercise price of $28.22 per share.

In addition, since December 31, 2020, we have issued 979,843 shares of our common stock pursuant to the Sales Agreement.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share of our common stock you pay in this offering and the as-adjusted net tangible book value per share of our common stock immediately after this offering.

As of December 31, 2020, our net tangible book value was approximately $6.3 million, or $0.69 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by 9,100,117, the number of shares of common stock outstanding as of December 31, 2020.

After giving effect to the sale of our common stock at the public offering price of $7.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of December 31, 2020 would have been approximately $67.1 million, or $3.65 per share of common stock. This amount represents an immediate increase in net tangible book value of $2.96 per share to our existing stockholders and an immediate dilution of $3.35 per share to purchasers in this offering. The following table illustrates the dilution:

Public offering price per share		$7.00
Net tangible book value per share as of December 31, 2020	$0.69
Increase in net tangible book value per share attributable to this offering	2.96

As adjusted net tangible book value per share as of December 31, 2020, after giving effect to this offering		$3.65

Dilution per share to new investors participating in this offering		$3.35

The number of shares of our common stock expected to be outstanding after this offering and, unless otherwise indicated, the information in this prospectus supplement are based on 9,100,117 shares of our common stock issued and outstanding as of December 31, 2020, and excludes, as of that date:

•	603,348 shares issuable upon the exercise of options outstanding as of December 31, 2020 at a weighted average exercise price of $2.94 per share;

•	678,949 shares reserved for issuance under the Amended and Restated 2015 Stock Option Plan as of December 31, 2020;

•	27,542 shares reserved for issuance under our 2019 Equity Incentive Plan as of December 31, 2020; and

•	144,384 shares issuable upon the exercise of warrants outstanding as of December 31, 2020 at a weighted average exercise price of $28.22 per share.

In addition, since December 31, 2020, we have issued 979,843 shares of our common stock pursuant to the Sales Agreement.

If the underwriters exercise their option to purchase 1,392,857 shares of common stock in full, the as adjusted net tangible book value after this offering would be approximately $3.86 per share, representing an increase in net tangible book value of approximately $3.17 per share to existing stockholders and immediate dilution in net tangible book value of approximately $3.14 per share to investors purchasing our common stock in this offering at the public offering price.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax considerations applicable to non-U.S. holders (as defined below) with respect to their ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this discussion, a non-U.S. holder means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation or any other foreign organization taxable as a corporation for U.S. federal income tax purposes;

•	a foreign estate, the income of which is not subject to U.S. federal income tax on a net income basis on income or gain from our common stock; or

•

a trust (A) that does not have a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person, and (B) (i) that is not subject to the primary supervision of a court within the United States or (ii) for which one or more United States persons do not have the authority to control all substantial decisions.

This discussion does not address the tax treatment of partnerships or other entities that are pass-through entities for U.S. federal income tax purposes or persons that hold their common stock through partnerships or other pass-through entities. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of acquiring, holding and/or disposing of our common stock through a partnership or other pass-through entity, as applicable.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to non-U.S. holders described in this prospectus supplement. There can be no assurance that the Internal Revenue Service, which we refer to as the IRS, will not challenge one or more of the tax consequences described herein. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset, generally held for investment purposes.

This discussion does not address all aspects of U.S. federal income that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of any U.S. state, local or non-U.S. taxes, the alternative minimum tax, any tax considerations resulting from a non-U.S. holder having a functional currency other than the U.S. dollar or any other U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address the special tax rules applicable to particular non-U.S. holders, such as:

•	insurance companies;

•	tax exempt or governmental organizations;

•	banks and other financial institutions;

•	brokers or dealers in securities;

•	regulated investment companies;

•	pension plans;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“qualified foreign pension funds,” or entities wholly owned by a “qualified foreign pension fund”;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment; and

•	certain U.S. expatriates.

This discussion is for general information only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and/or disposition of our common stock.

Distributions on Our Common Stock

Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess generally will be treated for U.S. federal income tax purposes as a non-taxable return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will generally be treated for U.S. federal income tax purposes as capital gain, subject to the tax treatment described below in “Gain on Sale or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussion below under the section titled “Withholding and Information Reporting Requirements—FATCA.”

Subject to the subsequent discussion in this section, dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence. A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income, net of specified deductions and credits, is taxed at the same graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). In addition, any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence.

Gain on Sale or Other Taxable Disposition of Our Common Stock

Subject to the discussion below under “Backup Withholding and Information Reporting” and “Withholding and Information Reporting Requirements—FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such non-U.S. holder’s sale or other taxable disposition of shares of our common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed-base maintained by such non-U.S. holder in the United States), in which case the non-U.S. holder generally will be taxed on a net income basis at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such non-U.S. holder’s country of residence) on the net gain derived from the disposition, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

our common stock constitutes a “U.S. real property interest” by reason of our status as a “U.S. real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes, at any time within the shorter of the five-year period preceding the disposition or the non-U.S. Holder’s holding period for our common stock. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe we are not currently and do not anticipate becoming a USRPHC; however, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, gain arising from the sale or other taxable disposition by a non-U.S. Holder of our common stock will not be subject to U.S. federal income tax as long as our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such non-U.S. Holder does not, actually or constructively, hold more than five percent, in the aggregate, of our common stock at any time during the applicable period that is specified in the Code. If the foregoing exception does not apply and if we are or were to become a USRPHC a purchaser may be required to withhold 15% of the proceeds payable to a non-U.S. Holder from a sale of our common stock and such non-U.S. Holder generally will be subject to U.S. federal income tax on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to United States persons (as defined in the Code). Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such non-U.S. holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the non-U.S. holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate, currently 24%, with respect to dividends on our common stock. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Withholding and Information Reporting Requirements—FATCA

The Foreign Account Tax Compliance Act, or FATCA, generally imposes a U.S. federal withholding tax at a rate of 30% on certain payments made to a foreign entity unless (i) the foreign entity is a “foreign financial institution” and undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.

FATCA generally applies to dividends paid on our common stock and to payments of gross proceeds from a sale or other disposition of our common stock. However, on December 13, 2018, the U.S. Treasury Department released proposed Treasury Regulations (which may be relied upon by taxpayers prior to finalization) that would no longer require FATCA withholding on payments of gross proceeds from sales or other dispositions of our common stock. A withholding agent such as a broker, and not F-Star, will determine whether or not to implement FATCA withholding on payments of gross proceeds.

Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our securities and the entities through which they hold our securities, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND/OR DISPOSING OF OUR COMMON STOCK.

UNDERWRITING

SVB Leerink LLC is acting as representative of each of the underwriters named below and as sole bookrunning manager for this offering. Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
SVB Leerink LLC	7,428,572
Oppenheimer & Co. Inc.	1,114,286
H.C. Wainwright & Co., LLC	742,857

Total	9,285,715

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the securities sold under the underwriting agreement if any of the securities are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the securities, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the common stock, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Discounts and Commissions

The representative has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.252 per share. After the initial offering of the common stock, the public offering price, concession or any other term of this offering may be changed by the representative.

The following table shows the public offering price, underwriting discounts and commissions and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares of our common stock.

		Total
	Per Share	Without Option	With Option
Public offering price	$7.00	$65,000,005	$74,750,004
Underwriting discounts and commissions	$0.42	$3,900,000	$4,485,000
Proceeds, before expenses, to us	$6.58	$61,100,005	$70,265,004

We estimate that the expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $262,500. We also have agreed to reimburse the underwriters for up to $20,000 for their FINRA counsel fee. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 1,392,857 additional shares of our common stock at the public offering price, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, our executive officers and directors have agreed not to sell or transfer any common stock or securities convertible into or exchangeable for or exercisable for common stock for 90 days after the date of this prospectus supplement without first obtaining the written consent of SVB Leerink LLC on behalf of the underwriters. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly

•	offer, pledge, sell or contract to sell any common stock;

•	sell any option or contract to purchase any common stock;

•	purchase any option or contract to sell any common stock;

•	grant any option, right or warrant for the sale of any common stock;

•	otherwise dispose of or transfer any common stock;

•	request or demand that we file a registration statement related to the common stock; or

•

enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock whether any such swap, agreement or transaction is to be settled by delivery of shares or other securities, in cash or otherwise.

The lock-up provisions apply to common stock and to securities convertible into or exchangeable or exercisable for common stock. They also apply to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Nasdaq Capital Market Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “FSTX.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representative may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with this offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares granted to them pursuant to the underwriting agreement described above. “Naked” short sales are sales in excess of such option.

The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the closing of this offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

The underwriters may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of shares of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)

in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares of common stock shall require the Issuer or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the Representatives that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.

The Company, the Representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

MiFID II Product Governance

Any person offering, selling or recommending the shares of common stock (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the shares of common stock (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the

Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities offered by this prospectus supplement. Covington & Burling LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The audited historical financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of F-star Therapeutics, Inc. for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The current address of PricewaterhouseCoopers LLP is The Maurice Wilkes Building, St John’s Innovation Park, Cowley Rd, Cambridge CB4 0DS.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

We also maintain a website at www.f-star.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act, with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.”

The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on March 30, 2021;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 7, 2021;

•	our Current Reports on Form 8-K, filed with the SEC on February 5, 2021, April 5, 2021, April 14, 2021 and May 6, 2021;

•

the description of our common stock contained in our registration statement on Form 8-A (File No. 000-37718) filed with the SEC on March 14, 2016, under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

F-star Therapeutics, Inc.

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT, United Kingdom

Telephone: +44-1223-497400

You may also access these documents on our website, https://www.f-star.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

F-star Therapeutics, Inc.

$125,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $125,000,000.00 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “FSTX.” On March 29, 2021, the last reported sale price of our common stock was $9.22 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. See “Risk Factors” included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 9, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $125,000,000.00. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “F-star,” “FSTX,” “the Company,” “we,” “us,” “our” and similar terms refer to F-star Therapeutics, Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About F-star Therapeutics, Inc.

We are a clinical-stage biopharmaceutical company dedicated to developing next generation immunotherapies to transform the lives of patients with cancer. Our goal is to offer patients better and more durable benefits than currently available immuno-oncology treatments by developing medicines that seek to block tumor immune evasion. Through our proprietary tetravalent, bispecific natural antibody (mAb²™) format, our mission is to generate highly differentiated medicines with monoclonal antibody-like manufacturability, good safety and tolerability. With four distinct binding sites in a natural human antibody format, we believe our proprietary technology will overcome many of the challenges facing current immuno-oncology therapies, due to the strong pharmacology enabled by tetravalent bispecific binding.

In 2020, combined sales of current immuno-oncology therapies were estimated to be approximately $28.7 billion. Despite the commercial success of currently approved immuno-oncology products, only approximately 20% of patients realize a long-lasting benefit from these treatments, leaving a large, unserved patient population without effective treatment options.

We believe the novel tetravalent and natural human antibody formats of our mAb2 bispecific antibodies have the potential to focus immune activation to enhance efficacy and reduce systemic toxicities.

Our mission is to generate highly differentiated, first and/or best-in-class product candidates that will transform the lives of patients with cancer. The key elements of our strategy include:

•

Rapidly accelerating the clinical development of our three novel mAb[2] product candidates and novel cyclic dinucleotide, SB 11285, to treat a range of advanced cancers. We believe our mAb[2] product candidates represent potentially best-in-class immuno-oncology therapies that address a variety of patients with cancer inadequately treated with existing therapies. We believe FS118, which is being evaluated in a proof of concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients, has the potential to provide significant clinical benefit through its dual-checkpoint inhibitor targets (LAG-3 and PD-L1). In addition to FS118, we are currently evaluating FS120, FS222 and SB 11285 for safety, tolerability and efficacy in Phase 1 clinical trials in patients with advanced cancers with the potential to address multiple immune evasion pathways that limit the effect of current immuno-oncology therapies.

•

Initially focusing our development strategy on tumors where checkpoint inhibitors are currently utilized but are poor long-term treatment options, and then subsequently broadening to other tumor types and potentially, first-line therapies. Our early-stage clinical trials include or will include a broad range of tumor types to evaluate safety, tolerability and dosing, as well as early signals of efficacy. Following these early-stage clinical trials, we intend to employ a patient selection strategy, using biomarkers to focus further development on targeted patient subsets. These subsets are expected to include patients with high cancer target co-expression and/or resistance to current checkpoint therapies. We believe our mAb[2] bispecific antibodies and SB 11285 may also ultimately deliver therapeutic benefit in a broader range of tumors, expanding beyond the initial indications we may pursue. We believe our development strategy best serves the patient, can be efficiently pursued by our organization and, is likely to lead to a rapid development strategy and regulatory pathway to market. For example, we have identified several tumor types which have a strong fit with the potential FS118 mechanism of action, including appropriate target expression, that would be candidates for accelerated approval pathways.

•

Leveraging the transformational potential of our modular antibody technology platform to create a leading immuno-oncology pipeline of differentiated clinical assets capable of improving patient outcomes. Our proprietary mAb[2] bispecific antibodies have a number of potential advantages, compared to other modalities, resulting from their novel tetravalent and natural human antibody formats, which we believe will result in improved efficacy, minimized toxicity and simplified manufacturability. We believe our technology has the potential to be matched with any antibody domain in a modular “plug-and-play” approach to further expand our innovative pipeline of mAb[2] product candidates. We believe these benefits provide multiple opportunities to consistently generate clinical candidates that could potentially address the needs of patients who are without adequate therapeutic options.

•

Leveraging and continuing to build our extensive intellectual property portfolio in order to protect our dominant position in mAb[2] bispecific antibodies and our STING agonist program. We have built an extensive patent portfolio around our mAb[2] technology and product pipeline. In addition, we have STING pathway-related filings, including those of a patent family relating to the composition of matter of the STING agonist SB 11285. This patent estate relates to our mAb[2] bispecific format and STING agonist program and aims to provide us with robust intellectual property exclusivity and prohibit use of our technology by third parties. We intend to continue to seek additional patent protection as we develop additional novel mAb[2] product candidates.

We have collaborative partnerships with Ares Trading S.A., an affiliate of Merck KGaA, Darmstadt, Germany, Denali Therapeutics Inc. and Kymab Limited, which enable us to further validate our technological approach. To date, we have generated more than $165.0 million in revenue from all collaborations. We believe that these partnerships will provide both continued validation and ongoing revenue as we continue to advance our proprietary pipeline.

We are led by a team of highly experienced executives, clinicians, scientists and advisors with notable expertise in antibody research, immuno-oncology, antibody manufacturing and clinical development. Our team has spent over a decade developing our proprietary mAb2 technology into a robust drug discovery platform. Our team has collectively worked on the development of 20 marketed products and has worked at companies including AstraZeneca, BMS, Celgene Corporation, Domantis Ltd., Eli Lilly, GSK, Immunocore Ltd. and Pfizer Inc.

Our Pipeline

FS118

Our most advanced product candidate, FS118, is currently being evaluated in a proof-of-concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients. FS118 is a tetravalent mAb2 bispecific antibody targeting two receptors, PD-L1 and LAG-3, both of which are established pivotal targets in immuno-oncology. Phase 1 data from 43 heavily pre-treated patients with advanced cancer, who have failed PD-1/PD-L1 therapy, showed that administration of FS118 was well-tolerated with no dose limiting toxicities up to 20/mg/kg. In addition, a disease control rate (“DCR”), defined as either a complete response, partial response or stable disease, of 49% was observed in 39 evaluable patients receiving dose levels of FS118 at 1 mg/kg or greater. In acquired resistance patients, DCR was 59% (16 out of 27 patients) and long-term (greater than six months) disease control was observed in six of these patients. We expect to provide an update from the proof-of-concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients in H1 2022.

FS120

We initiated a Phase 1 clinical trial for FS120 in patients with advanced cancers in late 2020. FS120 is a first-in-class dual agonist bispecific antibody, an antibody that stimulates two immune activating pathways, which we believe has the potential to overcome cancer resistance by simultaneously targeting CD137 (4-1BB) and OX40, two receptors present on the surface of tumor-infiltrating lymphocytes. Unlike checkpoint inhibitors, the mechanism of action of FS120 is designed to trigger a positive signal that enhances multiple mechanisms essential for killing tumor cells. FS120 has a natural human antibody format. It is engineered to abrogate Fc gamma receptor binding and effector activity, providing increased specificity and, we believe, superior performance while reducing toxicity through engineered conditional, crosslink-dependent activation upon binding to both CD137 and OX40. We expect to enroll up to 70 patients in a Phase 1 dose escalation clinical trial to assess the safety, tolerability and efficacy of FS120 in patients with advanced malignancies and include those patients who have high co-expression of CD137 and OX40. We expect to provide an update on study progress in mid-2021.

FS222

The third bispecific program from our proprietary platform, FS222, began a Phase 1 clinical trial for FS222 in patients with advanced cancers in late 2020. FS222 has the potential to provide clinical benefit through multiple mechanisms based on its tetravalency. These include: (1) blocking the PD-1/PD-L1 immunosuppressive pathway and (2) conditionally clustering and crosslinking CD137 receptors, resulting in activation of CD137 in a PD-L1-dependent manner. We believe this dual mechanism of action could lead to strong anti-tumor activity of FS222 including benefits in cancers with low PD-L1 expression. Our preclinical data shows that FS222 has the potential to be more effective than a combination of traditional PD-L1 and CD137 antibodies. FS222 has been designed with specific mutations to make its activity independent of binding to Fc gamma receptors. PD-L1 is frequently highly expressed on cells within cancer tissue compared to non-cancer tissue. Therefore, we believe this will make FS222 immune activation conditional within cancer tissue, limit potential systemic toxicities and lead to safety benefits. We expect to initiate a Phase 1 expansion cohort to measure pharmacokinetic (PK)/ pharmacodynamic (PD) for FS222 in Q4 2021.

SB 11285

In addition to the mAb2 product candidates, we are evaluating SB 11285 in a Phase 1 clinical trial as an intravenously (IV) administered monotherapy, and in combination with an anti-PD-L1 antibody, in patients with advanced cancers. SB 11285 is a next generation cyclic dinucleotide-based STING agonist with efficient cellular uptake. We believe that SB 11285 has the potential to produce anti-tumor activity by inducing interferon pathways and activating the innate and, indirectly, the adaptive immune system. We believe combining SB 11285 with PD-L1 therapy will further enhance anti-tumor activity. SB 11285 has been designed to allow IV administration which we believe will increase its applicability to treat a wide variety of advanced cancers. We expect to report an update on the trial in mid-2021.

Research

The tetravalent format of FS118 simultaneously targets two immune checkpoint receptors, LAG-3 and PD-L1, to directly address known tumor evasion pathways. FS118 is currently being evaluated in a proof-of-concept trial in PD-1/PD-L1 acquired resistance head and neck cancer patients. In the Phase 1 clinical trial in heavily pre-treated patients with advanced cancer who have failed PD-1/PD-L1 therapy it was demonstrated that administration of FS118 was well-tolerated and has provided long-term disease control in these patients. Our clinical pipeline also includes FS120, which targets CD137 and OX40 and FS222, which targets PD-L1 and CD137 and SB 11285 which targets the STING pathway. FS120 and FS222 are currently being evaluated for safety, tolerability and efficacy in Phase 1 clinical trials in patients with advanced cancers. SB 11285 is a next generation cyclic dinucleotide-based STING agonist that is being evaluated for safety, tolerability and efficacy as a monotherapy and in combination with an anti-PD-L1 antibody in a Phase 1 clinical trial with advanced cancers. Our portfolio includes further preclinical and clinical programs that are being developed by our partners.

Our Platform

We leverage our proprietary mAb2 technology to build our portfolio of wholly-owned immuno-oncology mAb2 product candidates and have generated a panel of early stage Fcab building blocks against a range of targets with the potential to go beyond immuno-oncology. These Fcab building blocks have been used to generate not only bispecific antibodies but also trispecific antibodies. We have over 230 granted patents and over 150 pending applications relating to our mAb2 technology and our product pipeline. We believe we have a leading position in mAb2 bispecific antibody development, and third parties are prohibited from utilizing our mAb2 technology without obtaining a license from us.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 33 of this prospectus.

Impact of COVID-19

In March 2020, the World Health Organization declared the novel strain of coronavirus (COVID-19) a global pandemic and recommended containment and mitigation measures worldwide. The COVID-19 pandemic has been evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions and other public health safety measures.

Management continues to closely monitor the impact of the COVID-19 pandemic on all aspects of the business, including how it will impact operations and the operations of customers, vendors, and business partners. Management took action in April 2020 to temporarily furlough some of its workforce which was reimbursed for $0.5 million by the Coronavirus Job Retention Scheme in the UK. Management did see approximately a three-to-six-month delay in the operationalization of its clinical trials for FS118, FS120, FS222 and SB 11285. The extent to which COVID-19 impacts the future business, results of operation and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, such as the continued duration of the outbreak, new information that may emerge concerning the severity or other strains of COVID-19 or the effectiveness of actions to contain COVID-19 or treat its impact, among others. If we or any of the third parties with which we engage, however, were to experience shutdowns or other business disruptions, the ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on business, results of operation and financial condition. The estimates of the impact on the Company’s business may change based on new information that may emerge concerning COVID-19 and the actions to contain it or treat its impact and the economic impact on local, regional, national, and international markets.

Our Corporate Information

On May 12, 2008, we filed a certificate of incorporation in the State of Delaware and changed our state of incorporation to Delaware and our name to Spring Bank Pharmaceuticals, Inc. On November 20, 2020, we completed our business combination (the “Transaction”) with F-star Therapeutics Limited, in accordance with the terms of the Share Exchange Agreement, dated as of July 29, 2020, by and among the Company, F-star Therapeutics Limited and the holders of issued shares in the capital stock of F-star Therapeutics Limited and the holders of convertible notes of F-star Therapeutics Limited each as set forth therein. Upon the consummation of the Transaction, on November 20, 2020, we filed a certificate of amendment to the restated certificate of incorporation in the State of Delaware and changed our name to F-star Therapeutics, Inc. Our principal executive offices are located at Eddeva B920 Babraham Research Campus Cambridge, United Kingdom CB22 3AT and our telephone number is 44-1223-497400. Our website address is www.f-star.com. We make available free of charge through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file or furnish such materials to the Securities and Exchange Commission.

All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners. As used herein, the words “F-star Therapeutics,” “F-star,” “FSTX,” the “Company,” “we,” “us,” and “our” refer to F-star Therapeutics, Inc. and our subsidiaries.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any of such securities, either individually or in units, with a total value of up to $125,000,000.00, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in F-star. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as supplemented by our subsequent Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our intended use of the net proceeds from offerings of our securities under this prospectus and any accompanying prospectus supplement;

•	specific product candidates listed herein or potential product candidates;

•	the initiation, timing, progress and results of, including interim data from, our preclinical studies and clinical trials, and our research and development programs;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	the timing or likelihood of regulatory filings and approvals;

•

the direct and indirect impact of the COVID-19 pandemic on our business operations and financial condition, including manufacturing, research and development costs, clinical trials, regulatory processes and employee expenses;

•	the commercialization, pricing, coverage and reimbursement of our product candidates, if approved;

•	our ability to protect and defend our intellectual property position and our reliance on third party licensors;

•	preclinical results being predictive of clinical trial results;

•	our ability to obtain additional patent protection for our product and product candidates;

•	our projected rates of patient enrollment;

•	collaboration synergies;

•	expected financial results and/or guidance;

•	our approach to bispecifics;

•	our ability to enter into strategic arrangements and/or collaborations and the potential benefits of such arrangements;

•	our estimates regarding expenses, capital requirements and needs for additional financing;

•	our expected participation and presentation at upcoming medical conferences;

•	our listing on the Nasdaq Capital Market;

•	our ability to establish and maintain effective internal controls over financial reporting;

•	our ownership structure and our cash resources;

•	strategy;

•	future operations;

•	prospects;

•	plans and objectives of management; and

•	the implementation of our business model, strategic plans for our business and product candidates generally.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur.

Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, or interest-bearing securities.

PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for listing and trading on the Nasdaq Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Underwriters may make a market in our common stock but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of December 31, 2020, we had 9,100,117 shares of common stock outstanding with approximately 149 common stockholders of record and no shares of preferred stock outstanding.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to the section of this prospectus entitled “Certain Provisions of Delaware Law and of our Certificate of Incorporation and Bylaws” and our amended and restated certificate of incorporation and our amended and restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

We are authorized to issue one class of common stock. Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders, except matters that relate only to one or more of the series of our preferred stock, and no holder has cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose. Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that are currently designated and issued or that we may designate and issue in the future. Except as described under “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions” below, a majority vote of the holders of common stock is generally required to take action under our amended and restated certificate of incorporation and amended and restated bylaws.

Stock Options and Warrants

As of December 31, 2020, we had outstanding options to purchase 603,348 shares of our common stock at a weighted average price of $2.94 per share. All of our stock options expire 10 years after their grant date.

As of December 31, 2020, we had outstanding warrants to purchase 144,384 shares of our common stock at exercise prices ranging from $8.32 to $60.00 per share. Warrants to purchase 7,087 shares of our common stock will expire on May 5, 2021, 71,047 warrants will expire on November 21, 2021, 3,750 warrant will expire on September 21, 2021 and 62,500 warrants will expire on September 19, 2025.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services, 6200 S. Quebec St., Greenwood Village, CO 80111. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the applicable prospectus supplement for that series.

Stock Exchange Listing

Our common stock is listed for quotation on the Nasdaq Capital Market under the symbol “FSTX.”

DESCRIPTION OF PREFERRED STOCK

The following description of our preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue hereunder are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designation relating to any series of preferred stock issued by us. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designation relating to that series.

We are authorized, without action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors can designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Certain Provisions of Delaware Law and of the Company’s Certificate of Incorporation and Bylaws—Anti-Takeover Provisions.” Our board of directors will make any determination to issue such shares based on its judgment as to our Company’s best interests and the best interests of our stockholders.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the maximum number of shares;

•	the designation of the shares;

•

the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which dividends will accrue, the dividend payment dates, and whether dividends will be cumulative;

•

the price and the terms and conditions for redemption, if any, including redemption at the option of F-star or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

•	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

•	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

•

the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

•	the voting rights;

•	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions; and

•	any preferred stock issued will be fully paid and nonassessable upon issuance.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement.

Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions

The provisions of Delaware law, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company.

Delaware Law

Section 203 of the Delaware General Corporation Law prevents some Delaware corporations from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•	the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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at or subsequent to such time that the stockholder became an interested stockholder the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

If Section 203 applied to us, the restrictions could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, could discourage attempts to acquire us.

Restated Certificate of Incorporation and Restated Bylaw Provisions

Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management team, including the following:

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Board of Directors Vacancies. Our restated certificate of incorporation and restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting the full board of directors shall not be changed without the affirmative vote of the board of directors. These provisions hinder a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

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Classified Board. Our restated certificate of incorporation and proposed restated bylaws provide that our board of directors is classified into three classes of directors. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror. Pursuant to Delaware law, the directors of a corporation having a classified board may be removed by the stockholders only for cause, and pursuant to our restated certificate of incorporation, by the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the votes that all stockholders would be entitled to cast in an election of directors. In addition, stockholders will not be permitted to cumulate their votes for the election of directors.

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Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent but may only take action at annual or special meetings of our stockholders. Our restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors, the chairman of our board of directors and our chief executive officer, or upon the request of the holders of a majority of our issued and outstanding common stock.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

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Issuance of Undesignated Preferred Stock. Under our restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Exclusive Forum. Our restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL; and (iv) any action asserting a claim governed by the internal affairs doctrine. We believe this provision benefits us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors and officers. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action.

Limitation of Liability and Indemnification

As permitted by Delaware law, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors. Our restated certificate of incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies, including injunctive relief or rescission. If Delaware law is amended to authorize the further elimination or limiting of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law as so amended.

As permitted by Delaware law, our certificate of incorporation also provides that:

•	we will indemnify our directors and officers to the fullest extent permitted by law;

•	we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors, unless otherwise determined by our board of directors; and

•	we will advance expenses to our directors and officers in connection with legal proceedings in connection with a legal proceeding to the fullest extent permitted by law.

The indemnification provisions contained in our certificate of incorporation are not exclusive. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Each of these indemnification agreements provides, among other things, that we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer, as applicable, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Each of these indemnification agreements provide that in the event that we do not assume the defense of a claim against a director or officer, as applicable, we will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933, which we refer to as the Securities Act, may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we understand that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such restated certificate of incorporation, restated bylaws, indemnification agreements or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The audited historical financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of F-star Therapeutics, Inc. for the year ended December 31, 2020 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.f-star.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete, and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed on March 30, 2021;

•	our Current Report on Form 8-K/A, filed with the SEC on February 5, 2021;

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the description of the Common Stock contained in our registration statement on Form 8-A (File No. 000-37718) filed with the Commission on March 14, 2016, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

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all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting:

F-star Therapeutics, Inc.

Eddeva B920

Babraham Research Campus

Cambridge, CB22 3AT, United Kingdom

Telephone: +44-1223-497400

You may also access these documents on our website, www.f-star.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

F-star Therapeutics, Inc.

9,285,715 Shares of Common Stock

PROSPECTUS SUPPLEMENT

SVB Leerink

Oppenheimer & Co.

H.C. Wainwright & Co.

May 6, 2021